Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of April 5, 2024 between Renalytix plc, a public limited company incorporated under the laws of England and Wales (the “Company”), and each of the purchasers identified on Schedule A attached hereto (including such purchasers successors and assigns, each a “Purchaser” and, collectively, the “Purchasers”). The terms “party” and “parties” shall refer to each of the Company and each Purchaser, as the context requires.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1.
SALE AND PURCHASE.
1.1.
Sale and Purchase of Ordinary Shares. Subject to the terms and conditions set forth herein, the Company hereby agrees to sell, and each Purchaser, severally and not jointly, agrees to purchase ordinary shares, nominal value £0.0025 per share (the “Ordinary Shares”). The number of Ordinary Shares to be purchased by each Purchaser is as specified on the Schedule of Purchasers attached hereto as Schedule A. Subject to the terms and conditions set forth herein, the sale and purchase of the Ordinary Shares shall be conducted in tranches consisting of: (i) an initial tranche (the “Initial Tranche”) of 2,666,667 Ordinary Shares and (ii) an optional (at the option of the Purchaser, upon notice to the Company to be given no later than 5:00 p.m. New York time on April 17, 2024 (the “Subsequent Tranche Notice”)) subsequent tranche (the “Subsequent Tranche”) of up to such number of Ordinary Shares that the directors of the Company are authorized to allot and issue on a non-pre-emptive basis in accordance with the UK Companies Act 2006 (the “Companies Act”) as of the date of the Subsequent Tranche Notice (the “Subsequent Tranche Cap”). References in this Agreement to the purchase of, or payment for, any Ordinary Shares, and similar or analogous expressions, shall be understood to refer to the subscription for the Ordinary Shares and the payment of the subscription monies in respect of such Ordinary Shares.
1.2.
Purchase Price. The purchase price of the Ordinary Shares sold in the Initial Tranche (the “Initial Tranche Shares”) and in the Subsequent Tranche (the “Subsequent Tranche Shares”) shall be $0.375 per share (the “Purchase Price”).
1.3.
Closings. Each sale and purchase of the Ordinary Shares in the Initial Tranche and in the Subsequent Tranche shall occur in one or more closing (each, a “Closing”) with the date upon which such Closing shall occur being referred to as, a “Closing Date”, and more specifically as follows:
1.3.1.
Initial Tranche. The consummation of the sale and purchase of the Initial Tranche Shares (the “Initial Closing”, and the date of the Closing, the “Initial Closing Date”) shall take place on a date to be agreed by the parties, but no later than April 11, 2024 and be held remotely via electronic exchange of documents, or at such other location and date as may be agreed upon in writing by the Company and the Purchasers. The Initial Closing shall take place on the terms and subject to the satisfaction or, to the extent permissible, waiver by the party entitled to the benefit of the conditions set forth in Section 1.5 (other than conditions that by their nature are to be satisfied at that Initial Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions).
1.3.2.
Subsequent Tranche. Subject to the terms and conditions set forth herein, including the consummation of the Initial Closing, the Company grants to the Purchasers an option to purchase a number of Subsequent Tranche Shares up to and including the Subsequent Tranche Cap, at the Purchase Price, which must be exercised if at all no later than 5:00 p.m. New York time on April 17, 2024 by delivery of the Subsequent Tranche Notice, in the form attached hereto as Exhibit A. The consummation of the sale and purchase of the Subsequent Tranche Shares (the “Subsequent Closing”,

and the date of such Subsequent Closing, the “Subsequent Closing Date”) shall occur on such date as the Purchaser and Company shall mutually agree, but which in any event will be no later than April 19, 2024. The Subsequent Closing shall take place on the terms and subject to the satisfaction or, to the extent permissible, waiver by the party entitled to the benefit of the conditions set forth in Section 1.5 (other than conditions that by their nature are to be satisfied at that Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions).
1.4.
Payment for and Issuance of Ordinary Shares.
1.4.1.
On the Initial Closing Date, each Purchaser shall deliver to the Company via wire transfer immediately available funds equal to the purchase price set forth opposite such Purchaser’s name on Schedule A hereto and the Company shall deliver to each Purchaser its respective Initial Tranche Shares in the amounts set forth opposite such Purchaser’s name on Schedule A hereto, deliverable at the Initial Closing on the Initial Closing Date, in accordance with Section 1.3.1 of this Agreement. The Initial Closing shall occur at 8:00 a.m. (New York City time) on the Initial Closing Date or such other time and location as the parties shall mutually agree. At the Initial Closing Date, the Company will deliver or cause to be delivered to each Purchaser certificate(s) or book-entry shares (including through CREST) representing the Initial Tranche Shares registered in such Purchaser’s name or the name of its nominee as the Purchaser shall direct. Such delivery shall be against payment of the purchase price therefor by such Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions.
1.4.2.
At the Subsequent Closing Date, if the Purchasers have timely delivered the Subsequent Tranche Notice, each Purchaser shall deliver to the Company via wire transfer immediately available funds equal to the product of (i) the Purchase Price and (ii) the number of Subsequent Tranche Shares specified in the Subsequent Tranche Notice (in any event, the aggregate of which shall be equal or less than the Subsequent Tranche Cap), and the Company shall deliver to each Purchaser its respective Subsequent Tranche Shares in the amounts set forth in the Subsequent Tranche Notice, deliverable at the Subsequent Closing on the Subsequent Closing Date, in accordance with Section 1.3.2 of this Agreement. The Subsequent Closing shall occur at 8:00 a.m. (New York City time) on the Subsequent Closing Date or such other time and location as the parties shall mutually agree. At the Subsequent Closing Date, the Company will deliver or cause to be delivered to each Purchaser certificate(s) or book-entry shares (including through CREST) representing the Subsequent Tranche Shares registered in such Purchaser’s name or the name of its nominee as the Purchaser shall direct. Such delivery shall be against payment of the purchase price therefor by such Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions.
1.4.3.
The Company shall procure that its nominated adviser submits to London Stock Exchange plc an application for admission of all of the Initial Tranche Shares and, if applicable, the Subsequent Tranche Shares to trading on AIM, a market operated by London Stock Exchange plc, with such admission to be effective as soon as reasonably practicable following the relevant Closing.
1.5.
Closing Conditions.
1.5.1.
At or prior to the Initial Closing, the Company will deliver or cause to be delivered to each Purchaser (i) this Agreement duly executed by the Company and (ii) the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer of the Company.
1.5.2.
At or prior to the Initial Closing, each Purchaser will deliver or cause to be delivered to the Company (i) this Agreement duly executed by such Purchaser, (ii) such information and confirmations in relation to identity, source of wealth and funds and compliance with sanctions as is required for the purposes of the Company’s and its legal advisers due diligence under UK and US requirements and (iii) the total purchase price opposite such Purchaser’s name on Schedule A by wire transfer of immediately available funds.

1.5.3.
At or prior to the Subsequent Closing, each Purchaser will deliver or cause to be delivered to the Company the total purchase price for the Subsequent Tranche Shares as determined in Section 1.4.2 above.
1.5.4.
The respective obligations of the Company, on the one hand, and each Purchaser, on the other hand, hereunder in connection with the relevant Closing are subject to the following conditions being met:
1.5.4.1.
the accuracy in all material respects on the Closing Date of the representations and warranties contained herein (unless made as of a specified date therein) of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company);
1.5.4.2.
all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) required to be performed at or prior to the Closing Date shall have been performed in all material respects;
1.5.4.3.
(A) as to the Company, the delivery by each Purchaser of the items set forth in Section 1.5.2 (or 1.5.3, as applicable) of this Agreement, and (B) as to each Purchaser, the delivery by the Company of the items set forth in Section 1.5.1 of this Agreement;
1.5.4.4.
the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, required as a precondition for the sale or issue of the Initial Tranche Shares or the Subsequent Tranche Shares, as applicable;
1.5.4.5.
no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement;
1.5.4.6.
since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a circumstance that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, prospects, management, shareholders’ equity or properties of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);
1.5.4.7.
(A) the Shelf Registration Statement (as defined below) shall remain effective at all times up to and including the Closing Date and the issuance of the Ordinary Shares to the Purchasers may be made thereunder; (B) neither the Company nor any of the Purchasers shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Shelf Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Shelf Registration Statement either, temporarily or permanently, or intends or has threatened to do so; and (C) no other suspension of the use or withdrawal of the effectiveness of the Shelf Registration Statement or Prospectus (as defined below) shall exist; and
1.5.4.8.
the Company shall have delivered to Purchasers the Prospectus and Prospectus Supplement (as defined below), which may be delivered in accordance with Rule 172 under the 1933 Act.
2.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the base prospectus that forms a part of the Shelf Registration Statement (as defined below) (the “Prospectus”) or the supplement to the Prospectus in relation to the sale and purchase of the Ordinary Shares hereunder complying with Rule 424(b) of the Securities Act (the “Prospectus Supplement”), including the Exchange Act (as defined below) filings incorporated by reference therein, the Company hereby makes the following representations and warranties to each Purchaser that as of each Closing Date:

2.1.
Incorporation and Good Standing. The Company and each of its subsidiaries have been duly incorporated and are validly existing under the laws of their respective jurisdictions of incorporation. The Company and its subsidiaries are duly qualified to do business and are in good standing (or their jurisdictional equivalent) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.
2.2.
Organizational Documents. Complete and correct copies of the articles of association, certificate of incorporation, bylaws and other applicable organizational documents of the Company and its subsidiaries and all amendments thereto have been made available to the Purchasers (and their counsel), and no changes therein will be made on or after the date hereof through and including the Initial Closing Date and any Subsequent Closing Date.
2.3.
Due Authorization. The Company has full right power and authority to execute and deliver the this Agreement and any other documents or agreements executed and delivered to the Purchasers in connection with the transactions contemplated hereunder (the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.
2.4.
Securities Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
2.5.
Shares. The Ordinary Shares have been duly and validly authorized (including pursuant to section 551 of the Companies Act) and, when allotted and issued and delivered against payment therefor pursuant to this Agreement, will be validly allotted and issued, fully paid and not subject to any call for the payment of further capital and will be free of any liens, encumbrances, preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Ordinary Shares, save for any rights of pre-emption under the Companies Act that have been duly waived or disapplied.
2.6.
Listing Approval. The Company has not received any notice from Nasdaq or the London Stock Exchange regarding the delisting of securities. Save for the 19,986,031 Ordinary Shares issued as part of a placing announced by the Company on March 12, 2024, the Ordinary Shares outstanding as of the date hereof are admitted to trading on AIM under the symbol “RENX.” The American Depositary Shares (“ADSs”) outstanding as of the date hereof are listed and trade on Nasdaq under the symbol “RNLX.” The Company is in material compliance with all listing and maintenance requirements of Nasdaq and the London Stock Exchange on the date hereof.
2.7.
Registration. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (File No. 333-274733) (the “Shelf Registration Statement”) in conformity with the requirements of the Securities Act which registers the sale of the Ordinary Shares, which was declared effective on October 6, 2023, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Shelf Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Shelf Registration Statement or suspending or preventing the use of the Prospectus has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC. The Company was at the time of the filing of the Shelf Registration Statement eligible to use Form S-3. The Company is eligible to use Form S-3 under the Securities Act and it meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to this offering and during the twelve (12) months prior to this offering, as set forth in General Instruction I.B.6 of Form S-3. At the time the Shelf Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Shelf Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and

Prospectus Supplement (and any amendments or supplements thereto), at the time the Prospectus, Prospectus Supplement or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
2.8.
Capitalization. As of the date hereof, there are 119,916,187 Ordinary Shares issued and outstanding, of which no shares are owned by the Company. There are no other shares of any other class or series of share capital of the Company issued or outstanding. All the issued and outstanding shares of the Company have been duly and validly authorized and issued and are fully paid and are not subject to any call for the payment of further capital and were issued free of any liens, encumbrances, rights of first refusal, pre-emptive or other similar rights, save for any rights of pre-emption under the Companies Act that were duly waived or disapplied, and have been issued in compliance with the Company’s articles of association and applicable law; except the Company’s equity incentive plans and as otherwise described in or expressly contemplated by (x) reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since July 21, 2020 (including the exhibits thereto and documents incorporated by reference therein) (the “SEC Reports”) and/or (y) all announcements released by the Company via a regulatory information service and all documents uploaded to the website of the Company maintained for the purposes of Rule 26 of the AIM Rules for Companies (the “UK Published Information”), there are no outstanding rights granted by the Company (including, without limitation, pre-emptive rights (save for those granted under applicable law)), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company or its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares of the Company or any of its subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the SEC Reports.
2.9.
No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Ordinary Shares and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association, by-laws or any other organizational documents, as the case may be, of the Company or its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.
2.10.
Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Company’s securities are being offered, (ii) any listing applications and related consents or any notices required by Nasdaq or in the ordinary course of the offering of the Company’s securities, (iii) the filing of a Current Report on Form 8-K and the release of an announcement via a regulatory information service in the United Kingdom, (iv) the making of applications to and approval by London Stock Exchange plc of the admission of the Initial Tranche Shares and, if applicable, the Subsequent Tranche Shares to trading on AIM, (v) such filings and notifications as are required to be made under the UK City Code on Takeovers and Mergers published by the UK Panel on Takeovers and Mergers (the “UK Takeover Code”), the AIM Rules for Companies published by the London Stock Exchange plc (the “AIM Rules”) and/or the rules and regulations of the UK Financial Conduct Authority, (vi) filings made to the Registrar of Companies in the UK with respect to the allotment and issue of the Initial Tranche Shares and, if applicable, the Subsequent Tranche Shares and (vii) filings with the Commission in connection with the offering and sale of the Company’s securities pursuant to this Agreement.
2.11.
SEC Reports. Since July 21, 2020, the Company has filed all SEC Reports on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and, in each case, to the rules promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
2.12.
Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the SEC Reports comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP in the United States applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission; and any supporting schedules included or incorporated by reference in the SEC Reports present fairly in all material respects the information required to be stated therein and the other financial information included or incorporated by reference in the SEC Reports has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.
2.13.
Absence of Certain Changes. Since the date of the Company’s most recent audited or reviewed financial statements contained in the Company’s Annual Report on Form 10-K, except as disclosed in subsequent SEC Reports and/or the UK Published Information filed prior to the date hereof, (i) there has not been any material change in the Company’s issued share capital (other than the issuance of Ordinary Shares upon exercise of share options described as outstanding in, and the grant of options and awards under existing equity incentive plans), short-term debt or long-term debt of the Company or its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries have entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent (including any off-balance sheet obligations), that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries have sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.
2.14.
No Additional Representations. The Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in the Transaction Documents or in any certificate delivered by the Company to each Purchaser in accordance with the terms thereof.
3.
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER. Each Purchaser hereby represents and warrants, severally and not jointly, as of the date hereof and as of each Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):
3.1.
Organization; Authority. Each Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by each Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which such Purchaser is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, and, assuming due authorization, execution and delivery by the Company and each other party thereto, will constitute a legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The execution, delivery and performance by such Purchaser of the Transaction Documents and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.
3.2.
Understandings or Arrangements. Each Purchaser is acquiring the Ordinary Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Ordinary Shares (this representation and warranty not limiting such Purchasers’ rights to sell the Ordinary Shares pursuant to the Shelf Registration Statement or otherwise in compliance with applicable federal and state securities laws). Each Purchaser is acquiring the Ordinary Shares hereunder in the ordinary course of its business.
3.3.
Experience of the Purchaser. Each Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Ordinary Shares, and has so evaluated the merits and risks of such investment. Each Purchaser is able to bear the economic risk of an investment in the Ordinary Shares and, at the present time, is able to afford a complete loss of such investment.
3.4.
Access to Information. Each Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and all reports, schedules, forms, statements and other documents filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement and the UK Published Information and, subject to the Company’s need to comply with Regulation FD and Regulation (EU) No. 596/2014 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (“UK MAR”), has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Ordinary Shares and the merits and risks of investing in the Ordinary Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.
3.5.
General Solicitation. No Purchaser is purchasing the Ordinary Shares as a result of any advertisement, article, notice or other communication regarding the Ordinary Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to our knowledge, any other general solicitation or general advertisement.

3.6.
Adequacy of Funds. Each Purchaser has, and on the Closing Date each Purchaser shall have, adequate, unencumbered, freely-transferable cash held in United States dollars to pay its respective purchase price pursuant to Section 1.4.
3.7.
No Change of Control. Such Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.
3.8.
EEA Purchasers. If such Purchaser is a person in a member state of the European Economic Area, such investor is a “qualified investor” as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”).
3.9.
UK Purchasers. If such Purchaser is a person in the United Kingdom, such investor is a “qualified investor” as defined in the Prospectus Regulation as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 who (i) has professional experience in matters relating to investments falling within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) and/or (ii) is a high net worth body corporate, unincorporated association and partnership and trustee of high value trusts as described in Article 49(2)(a) to (d) of the Order.
3.10.
United Kingdom Securities Laws. Such Purchaser has complied and will comply with all applicable provisions of UK MAR, the Financial Services and Markets Act 2000 (as amended), the Financial Services Act 2012, the UK Criminal Justice Act 1993 (the “UK CJA”), and the Disclosure Guidance and Transparency Rules of the UK Financial Conduct Authority with respect to anything done by the Purchaser in relation to the Company’s securities in, from or otherwise involving the United Kingdom.
3.11.
Compliance with Laws. Such Purchaser is authorized and entitled to acquire the Ordinary Shares under the laws of all relevant jurisdictions that apply to it, has complied and will comply in all material respects with all such laws relating to the acquisition of the Ordinary Shares (including, where applicable, in connection with money laundering and terrorist financing under the UK Proceeds of Crime Act 2002, the UK Terrorism Act 2000, the UK Anti-Terrorism Crime and Security Act 2001, the UK Terrorism Act 2006, the UK Money Laundering Regulations 2007 and the UK Money Laundering, Terrorist Financing and Transfer of Funds (Information on Payer) Regulations 2017 and any related or similar rules, regulations or guidelines administered or enforced by any governmental agency having jurisdiction in respect thereof) and has obtained all applicable consents which may be required in relation to the acquisition of the Ordinary Shares.

4.
CONFIDENTIALITY
4.1.
Each Purchaser, severally and not jointly, agrees that, until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 5.17, each Purchaser will maintain the confidentiality of the existence and terms of this transaction (the “Confidential Information”), provided, however, that each party and its respective representatives may disclose such information to (i) their respective affiliates, employees and professional advisors, in each case only where such persons are bound by appropriate non-disclosure obligations and have agreed to maintain the confidentiality of such information, and (ii) a relevant tax authority in connection with the tax affairs of the disclosing party or of any of its affiliates or any tax reporting obligation of the disclosing party. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, (i) the Company expressly acknowledges that no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are publicly announced as described in Section 5.17, (ii) each Purchaser shall not be in violation of this Section 4.1 if such Purchaser is required to disclose Confidential Information in response to a valid order by a court or other governmental body or regulatory body, provided that (A) to the extent practicable and unless prohibited by law, such party provides the Company with prior written notice of such disclosure, (B) such Purchaser reasonably cooperates with the Company in Company’s seeking of confidential treatment, a protective order or other appropriate remedy regarding the Confidential Information and (C) such Purchaser discloses only that portion of such Confidential Information that they are required to disclose, all at Company’s written direction an entirely at

Company’s expense, and (iii) each Purchaser’s disclosure obligations under this Agreement with respect to the Confidential Information shall not apply to the extent such information was permitted to be disclosed by written authorization of the Company.
4.2.
Each Purchaser acknowledges that the Confidential Information may be inside information for the purposes of UK MAR and Part V of the UK CJA and that it and its affiliates, employees and professional advisors who are in, or acquire, possession of any Confidential Information may have inside information for the purposes of UK MAR and information as an insider for the purposes of the UK CJA. Each Purchaser acknowledges, and will advise its affiliates, employees and professional advisors who are in, or acquire, possession of any Confidential Information, that it must act in relation to the Confidential Information in compliance with UK MAR and the UK CJA.
4.3.
Nothing herein shall restrict the Company from making required disclosure as required by law, regulation or the requirement of any regulatory body, including the rules of Nasdaq, the AIM Rules, UK MAR and the UK Takeover Code.
5.
MISCELLANEOUS.
5.1.
Further Assurances: Each Purchaser and the Company shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated by this Agreement on a timely basis, including ensuring the Company’s receipt of the Initial Tranche Price and, if applicable, the Subsequent Tranche Price, the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of such transactions, and will cooperate and consult with the other and use its reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits of, or any exemption by, all governmental authorities, necessary or advisable to consummate the transactions contemplated by this Agreement. During the period from the date of this Agreement through April 11, 2024 and, if a Subsequent Tranche Notice is submitted prior to or on April 17, 2024, the Subsequent Closing Date, except as required by applicable law or with the prior written consent of the other party, each of the Purchasers and the Company will use reasonable best effort to avoid taking any action which, or failing to take any action the failure of which to be taken, would, or would reasonably be expected to (a) result in any of the representations and warranties set forth herein on the part of the party taking or failing to take such action being or becoming untrue in any respect, (b) result in any conditions set forth in herein not to be satisfied, or (c) result in any material violation of any provision of this Agreement. After each Closing Date, each party shall use commercially reasonable efforts to provide such information, and to execute and deliver such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters, provided that the Company agrees to keep any such information provided by any Purchaser confidential, except as required by the federal or UK securities laws, rules or regulations, or as requested by the staff of the SEC, London Stock Exchange plc, the UK Financial Conduct Authority, the UK Panel on Takeovers and Mergers or other regulatory authority, or to the extent such disclosure is required by other laws, rules or regulations, or any order of a governmental authority, provided the Company shall provide Purchaser an opportunity to review where such laws, rules or regulations permit.
5.2.
Termination. This Agreement may be terminated by the Company or any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Initial Closing has not been consummated within ten (10) calendar days from the date hereof, provided, however, that the right to terminate this Agreement pursuant to this Section 5.2 shall not be available to a party if such party’s breach of a representation, warranty, covenant or agreement under this Agreement has been the cause of the failure of the Initial Closing to occur on or before such date.
5.3.
Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.4.
Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
5.5.
Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:00 p.m. (New York City time) on a business day (provided no rejection notice is received), (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the second (2nd) business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.
5.6.
Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.
5.7.
Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
5.8.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Each Purchaser may assign any or all of its rights under this Agreement to any person to whom such Purchaser assigns or transfers any Ordinary Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Ordinary Shares, by the provisions of the Transaction Documents that apply to each Purchaser.
5.9.
No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
5.10.
Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws thereunder.
5.11.
Dispute Resolution. Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), in effect on the date of this Agreement. The seat of arbitration shall be New York City, New York. The number of arbitrators shall be three. The arbitrators shall be neutral and shall be appointed in accordance with the Commercial Arbitration Rules of the AAA. The arbitration proceedings shall be conducted in English. Except as may be required by law, neither a party nor the arbitrators may disclose the existence, content, or results of any arbitration without the prior written consent of the Company and the relevant Purchaser, unless to protect or pursue a legal right. If more than one arbitration is commenced under this Agreement and any party contends that two or more arbitrations are substantially related and that the issues should be heard in one proceeding, the arbitrators selected in the first-filed proceeding shall determine whether, in the interests of justice and efficiency, the proceedings should be consolidated before those arbitrators.

5.12.
Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.
5.13.
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
5.14.
Replacement of Securities. If any certificate or instrument evidencing any of the Company’s securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement securities.
5.15.
Remedies. The parties hereto acknowledge and agree that irreparable harm would occur for which money damages would not be an adequate remedy if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedies at law or in equity, each party hereto shall be entitled to injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting any bond or other undertaking.
5.16.
Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Ordinary Shares and/or ADSs in any Transaction Document shall be subject to adjustment for share consolidations and sub-divisions, share dividends, changes in the ADS to Ordinary Share ratio and other similar transactions of the Ordinary Shares and/or ADSs that occur after the date of this Agreement.
5.17.
Disclosure of Transactions and Other Material Information. The Company shall, before 9:30 a.m., New York time, on the first (1st) business day after the date of this Agreement, issue a press release (the “Press Release”) disclosing all the material terms of the transactions contemplated hereby. From and after the issuance of the Press Release, the Company represents to the Purchasers that it shall have disclosed all material, nonpublic information or inside information delivered to any of the Purchasers by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents (if any) in connection with the transactions contemplated by the Transaction Documents. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication where applicable laws, rules or regulations permit. Without the prior written consent of any applicable Purchaser, the Company shall not (and shall cause each of its subsidiaries and affiliates to not) disclose the name of such Purchaser in any filing, announcement, release or otherwise, except (a) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the SEC and (b) to the extent such disclosure is required by law, Nasdaq or AIM regulations or the UK Takeover Code, in which case the Company shall provide the applicable Purchasers with prior notice of such disclosure permitted hereunder where applicable laws, rules or regulations permit.
5.18.
Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Company acknowledges that the Purchasers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement. The decision of each Purchaser to purchase the Ordinary Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with such Purchaser making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring such Purchaser’s investment in the Ordinary Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.
5.19.
Authorized Agent. The Company irrevocably appoints Renalytix AI, Inc., located at 1460 Broadway, New York, New York 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 5.19, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.
5.20.
WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY:

RENALYTIX PLC

By:
Name:	O. James Sterling
Title:	Chief Financial Officer

Address for Notice:
Finsgate
5-7 Cranwood Street
London, United Kingdom Attention O. James Sterling

With a copy (for informational purposes only) to:
Cooley LLP
11951 Freedom Drive
14th Floor
Reston, Virginia 20190-5656
Attention: Katie Kazem

EACH OF THE PURCHASERS SET FORTH IN SCHEDULE A HERETO, SEVERALLY AND NOT JOINTLY

By: ____________________, as investment advisor
or investment subadvisor, as applicable

By:

Name:

Title:

Address for Notice for each Purchaser:

c/o

Email:

SCHEDULE A

SCHEDULE OF PURCHASERS

Purchaser	Number of Initial Tranche Shares	Total Initial Tranche Purchase Price
DB Capital Partners Healthcare, L.P.	2,666,667	$1,000,000.13

EXHIBIT A

SUBSEQUENT TRANCHE NOTICE

Date: (to be delivered to the Company no later than April 17, 2024

To: Renalytix plc

Attention: O. James Sterling

Finsgate

5-7 Cranwood Street

London, United Kingdom

The undersigned Purchasers hereby notify Renalytix plc (the “Company”) of their election to purchase shares in the Subsequent Closing, in the amounts indicated below (which in any event shall be less than or equal to the Subsequent Tranche Cap).

The Purchase Price is $0.375 per ordinary share.

The Subsequent Tranche Shares to be purchased are as follows:

Purchaser	Number of Subsequent Tranche Shares	Total Subsequent Tranche Purchase Price

The Subsequent Closing Date will be (which shall be no later than April 19, 2024).

PURCHASERS:

By: ____________________, as investment advisor
or investment subadvisor, as applicable

By:

Name:

Title:

Address for Notice for each Purchaser:

c/o

Email: